Exhibit 5(a)

McGuireWoods LLP 201 North Tryon Street Suite 3000 Charlotte, NC 28202-2146 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

November 19, 2019

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-8

$1,000,000,000 of Deferred Compensation Obligations of Bank of America Corporation pursuant to the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan)

Ladies and Gentlemen:

We have acted as special counsel to Bank of America Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to $1,000,000,000 of Deferred Compensation Obligations (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan), as amended.

In rendering the opinion set forth below, we have examined such corporate records and other documents, including the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws, the copy of the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan) as amended and restated effective January 1, 2015 (the “Amended and Restated Plan”), in the form included as Exhibit 10(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the copy of the First Amendment to the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan) as amended and restated effective January 1, 2015 (the “First Amendment”), in the form included as Exhibit 10(vv) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the copy of the Second Amendment to the Bank of America Deferred Compensation Plan as amended and restated effective January 1, 2015 (the “Second Amendment”, and together with the Amended and Restated Plan and the First Amendment, the “Plan”), in the form included as Exhibit 5(a) to the Registration Statement, and such other documents and records as we have considered relevant and necessary as a basis for this opinion.

In such examinations, we have assumed, without independent investigation, the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original

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documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms or the respective rights or obligations of the participants thereunder, and that the Plan is and will be administered in accordance with its terms.

Based solely on the foregoing, and in reliance thereon, it is our opinion that the Deferred Compensation Obligations being offered under the Plan, when issued in accordance with the terms of the Plan, and when the Registration Statement has become effective under the Securities Act, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, laws related to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and further subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

In rendering this opinion, we are not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the State of North Carolina and the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the Deferred Compensation Obligations or to the effects of such laws thereon.

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Deferred Compensation Obligations, and to the filing of this opinion as Exhibit 5(a) to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP